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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 1, 2000 relating to the financial statements and financial statement schedule, which appear in WD-40 Company's Annual Report on Form 10-K for the year ended August 31, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
June 25, 2001

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EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS